Exhibit (10):  Consents of Independent Auditors

                                                    Coopers & Lybrand L.L.P.
                                                    1200 Landmark Center
                                                    1299 Farnam, Suite 1000
                                                    Omaha, Nebraska   68102-1842

                       CONSENT OF INDEPENDENT ACCOUNTANTS

Board of Directors
United of Omaha Life Insurance Company

We consent to the inclusion in Part B of the Statement of Additional Information filed as part of the Post-Effective Amendment No. 4 to the registration statement of the United of Omaha Separate Account C on Form N-4 (File No. 33-89848) of our report, which includes an explanatory paragraph regarding the change in opinion as required by Financial Accounting Standards Board Interpretation 40, Applicability of Generally Accepted Accounting Principles to Mutual Life Insurance and Other Enterprises, as amended (FIN 40), dated February 23, 1996 (except for the change in our opinion as required by FIN 40, for which the date is April 9, 1997, on our audit of the financial statements of United of Omaha Life Insurance Company (United) for the year ended December 31, 1995.

We also consent to the reference to our Firm as independent auditors for United.

                             /s/  Coopers & Lybrand L.L.P.

Omaha, Nebraska
April 15, 1998

INDEPENDENT AUDITOR'S CONSENT




We consent to the use in this Post-Effective Amendment No. 4 to Registration Statement No. 33-89848 of United of Omaha Separate Account C of our report dated March 23, 1998 on the financial statements of United of Omaha Separate Account C and our report dated February 17, 1998 on the financial statements of United of Omaha Life Insurance Company appearing in the Statement of Additional Information, which is a part of such Registration Statement, and to the related reference to us under the heading ""Financial Statements."



DELOITTE & TOUCHE LLP

Omaha, Nebraska
April 15, 1998